FOR IMMEDIATE RELEASE

American Realty Capital Properties to Acquire American Realty Capital Trust III
in a Transformative Transaction:

A Combined Company with $3.0 Billion of Enterprise Value Focusing on Durable Income, Principal Protection and Outsized
Growth Potential in the Net Lease Sector

New York, New York, December 17, 2012 ☐ American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: “ARCP”) and American Realty Capital Trust III, Inc. (“ARCT III”) announced today that they have signed a definitive merger agreement under which ARCP will acquire all of the outstanding shares of ARCT III in a transaction that would result in a combined company with $3.0 billion of enterprise value. This will increase ARCP’s enterprise value tenfold. Both companies’ independent directors unanimously approved the merger agreement. The merger agreement is subject to customary closing conditions, including a stockholder vote by both companies, and the transaction is expected to close during the second quarter of 2013. Stockholders of record for each company as of December 17, 2012 will be entitled to consider and vote on the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Pursuant to the terms of the merger agreement, each outstanding share of ARCT III will be converted into a right to receive, at the election of each stockholder, either 0.95 of a share of ARCP common stock (based on ARCP’s closing stock price of $12.90 on December 14, 2012, this consideration would be equivalent to $12.26 per share) or $12.00 in cash. Based on ARCP’s closing price of $12.90 per share on December 14, 2012, the exchange ratio is currently equivalent to $12.26 per share. ARCT III stockholders may elect to receive 100% stock consideration in a tax-free exchange; however, in no event will the aggregate consideration paid in cash be paid on more than 30% of the shares of ARCT III’s common stock issued and outstanding as of immediately prior to the closing of the merger. Any elections for cash in excess of the cap will be reduced on a pro rata basis, with the remaining consideration paid in shares of ARCP. ARCT III stockholders will not be subject to any lockup – only ARCT III’s management will be locked up for one year.

Post-closing, the combined company is anticipated to be comprised of a portfolio of over 800 properties that are net leased to investment grade and other credit tenants totaling approximately 18.9 million square feet and located in 44 states. Pursuant to its previously announced 5th consecutive quarterly dividend increase effective on February 9, 2013, ARCP will continue to pay its annual dividend on the 15th day of each month at an increased rate of $0.90 per share to its stockholders of record at the close of business on the 8th day of each month.

Nicholas S. Schorsch, Chairman and Chief Executive Officer of ARCP, said, “Today I am delighted to announce the transformative combination of ARCP and ARCT III. This combination provides unique synergies in the net lease sector, furnishing our investor base with durable income, principal protection and perhaps most importantly, outsized growth potential.” Mr. Schorsch added, “This combined company will be guided by a proven management team and seasoned public company directors. Combining these two companies into a $3 billion enterprise will allow us to achieve lower cost capital, substantially greater earnings multiples, and reduced fees.”

“We are extremely pleased to announce this transformative transaction,” offered Michael Weil, President and Chief Operating Officer of ARCT III. “ARCT III is 100% occupied, broadly diversified, made up of roughly 650 properties, with an average remaining lease term of 13 years. It will be combined with ARCP’s property portfolio of highly accretive vintage leases. The combined enterprise results in the 5th largest publicly-listed net lease REIT, well positioned for growth and further diversified by tenant, industry and geography.” Mr. Weil added, “ARCP stockholders will benefit from the durable rental income from tenants which are 77% investment grade credit rated. In addition, significant growth opportunity will result from properties with shorter remaining lease terms acquired considerably below replacement cost with below market rents. This transformative transaction will combine the best aspects of both investment strategies and will give the combined company greater access to more attractive financing, inclusion in the important indices, and allow us access to lowest cost capital.”

Brian S. Block, Executive Vice President and Chief Financial Officer of ARCP, explained, “This transformative combination will result in outsized earnings growth and significant potential value uplift, as well as material costs savings. We are guiding to AFFO per share in 2013 of $0.93, and $1.08 in 2014, which translates to 16% growth in earnings, about 4 times our peer group. Assuming ARCP trades at a 15 times multiple, the implied share price is close to $14 for 2013. Moreover, the larger combined company should allow us to reduce our G&A costs by $48 million over the next 5 years.”

American Realty Capital Properties Strategic, Financial and Portfolio Benefits

Adjusted Funds From Operations (AFFO) Growth: Pro forma combined company AFFO is estimated to grow dramatically by approximately 16% from 2013E to 2014E, compared to 4% among the peer set;

Enhanced Portfolio Diversification: The pro forma combined company greatly enhances the portfolio diversification by increasing the number of distinct corporate credit tenants to 44 (formerly 17 for ARCT III and 37 for ARCP), number of industries to 20 (formerly 11 for ARCT III and 17 for ARCP) and 806 properties located in 44 states;

Increased Lease Duration: The pro forma combined company will have 12.4 years of remaining lease duration as of the anticipated second quarter 2013 merger close date and an estimated 13.0 years as of year-end 2013;

Increased Size and Scale: On a combined basis, the merged entities will have an enterprise value of $3.0 billion, making the combined company the 5th largest publicly-traded net lease REIT, which will greatly improve the company’s balance sheet flexibility, cost of capital, float and provide other benefits afforded to larger -sized companies;

Operating Synergies and Cost Reduction: The revised management agreement significantly reduces G&A costs by eliminating acquisition and financing fees, reduces management fees and internalizes certain functions to stockholders with no internalization fee; and

Potential Capital Markets Benefits: The pro forma combined company results in an equity market capitalization of $1.9 billion, which will greatly increase the public float and provide opportunities for multiple index inclusions.

American Realty Capital Trust III Transaction Rationale

Attractive Return to ARCT III Stockholders: Total return of 33% to ARCT III stockholders, including a full return of gross invested capital, a 23% share premium and dividends paid since inception (assuming 100% stock election). For those who elect the cash consideration, the total return would be 30%;

Increased Dividend Yield: ARCT III’s annualized dividend per share is expected to increase by 30% from $0.66 to ARCP’s annualized dividend per share of $0.90 ($0.86 per share after adjusting for the 0.95x exchange ratio);

Greater Borrowing Capacity: The pro forma combined company will have access to $1.2 billion of debt through the new term loan and revolver;

Lower Cost of Capital: The $1.2 billion of debt is priced at a fixed interest rate of 2.45%, significantly accretive to overall corporate earnings. Additionally, the potential ability for the shares to trade at a higher AFFO multiple, in line with the peer set, could result in an overall lower cost of equity; and

Tax-Free Exchange: ARCT III stockholders who opt for 100% stock consideration have the opportunity to generate a 33% total return on a tax-free basis.

2013 and 2014 Earnings Estimates

Excluding the one-time costs associated with the closing of this transaction, ARCP estimates that 2013 funds from operations (FFO) should range from $0.93 to $0.97 per share. 2013 adjusted funds from operations (AFFO) per share should range from $0.91 to $0.95 per share.

The estimates for 2013 consider the following assumptions:

•	The merger is consummated as of March 31, 2013;
•	The merger consideration is 70% common stock and 30% cash;
•	Acquisition of investment properties totaling $400 million;
•	Unsecured financing proceeds of $1.2 billion at a fixed cost of 2.45%; and
•	Fully diluted common shares and share equivalents outstanding of 134.5 million shares and share equivalents.

ARCP estimates that 2014 FFO should range from $1.05 to $1.09 per share. AFFO per share should range from $1.06 to $1.10 per share.

The estimates for 2014 consider the following assumptions:

•	Acquisition of investment properties totaling $1 billion (70% long duration and 30% mid duration), capitalized 50% equity and 50% debt;
•	Estimated fully diluted common shares and share equivalents outstanding of 172.4 million shares and share equivalents.

Transaction Advisors

BofA Merrill Lynch is acting as exclusive financial advisor and Duane Morris LLP is acting as special legal counsel to ARCP in connection with the transaction. UBS Investment Bank is acting as exclusive financial advisor and Weil, Gotshal & Manges LLP is acting as special legal counsel to ARCT III in connection with the transaction. Proskauer Rose LLP is acting as corporate counsel to ARCP and ARCT III.

Timing and Closing Process

ARCP’s acquisition of ARCT III is contingent upon the approval by ARCP’s stockholders of the issuance of ARCP common stock in connection with the merger and the approval by ARCT III’s stockholders of the merger. A proxy statement is expected to be filed in the near future and, following its effectiveness, a proxy statement and vote card will be mailed to each company’s stockholders. The transaction will close shortly following receiving approval from both ARCP’s and ARCT III’s stockholders. An investor presentation discussing the transaction will be available on ARCP’s website at www.americanrealtycapitalproperties.com and on ARCT III’s website at www.arct-3.com.

Conference Call Details (Monday, December 17, 2012 at 11:00 am ET)

Participant Dial-in (USA Toll Free):	1-877-883-0383
Participant International Dial-in:	1-412-902-6506
Canada Dial-in (Toll Free):	1-877-885-0477
ID Code: 5542442

Webinar Link:  http://tinyurl.com/ARCPCall

Replay (available after the end of the conference through March 18, 2013 at 9:00 am ET)
Dial-in (USA Toll Free):	1-877-344-7529
International Dial-in:	1-412-317-0088
Conference Number: 10022343

About American Realty Capital Properties

American Realty Capital Properties, Inc. is a publicly traded Maryland corporation listed on The NASDAQ Capital Market that qualified as a real estate investment trust for the year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on ARCP’s website at www.americanrealtycapitalproperties.com.

About American Realty Capital Trust III

ARCT III is a publicly registered, non-traded real estate investment program that elected to qualify as a real estate investment trust for tax purposes with the taxable year ended December 31, 2011, focused on acquiring primarily free-standing single-tenant retail properties net leased to investment grade and other creditworthy tenants with long-term lease durations that contain non-cancelable lease terms of ten or more years. Additional information about ARCT III can be found on ARCT III’s website at www.arct-3.com.

Funds from Operations and Adjusted Funds from Operations

ARCP and ARCT III consider FFO and AFFO, which is FFO as adjusted to exclude acquisition-related fees and expenses, amortization of above-market lease assets and liabilities, amortization of deferred financing costs, straight-line rent, non-cash mark-to-market adjustments, amortization of restricted stock, non-cash compensation and non-recurring gains and losses useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in ARCP’s and ARCT III’s peer groups. Accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Additionally, ARCP and ARCT III believe that AFFO, by excluding acquisition-related fees and expenses, amortization of above-market lease assets and liabilities, amortization of deferred financing costs, straight-line rent, non-cash mark-to-market adjustments, amortization of restricted stock, non-cash compensation and non-recurring gains and losses, provides information consistent with management's analysis of the operating performance of the properties. By providing AFFO, ARCP and ARCT III believe they are presenting useful information that assists investors and analysts to better assess the sustainability of their operating performance. Further, ARCP and ARCT III believe AFFO is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies, including exchange-traded and non-traded REITs.

As a result, ARCP and ARCT III believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures, such as FFO and AFFO, have limitations in that they do not reflect all of the amounts associated with ARCP’s and ARCT III’s results of operations that would be reflected in measures determined in accordance with GAAP. These measures should only be used to evaluate ARCP's and ARCT III's performance in conjunction with corresponding GAAP measures.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, ARCP and ARCT III expect to prepare and file with the Securities and Exchange Commission (“SEC”) a joint proxy statement and ARCP expects to prepare and file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed transaction. The joint proxy statement/prospectus will contain important information about the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY ARCP OR ARCT III WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCP, ARCT III AND THE PROPOSED TRANSACTION.

Investors and security holders of ARCP and ARCT III will be able to obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by ARCP and ARCT III with the SEC (if and when then become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available on ARCP’s website at www.americanrealtycapitalproperties.com, and copies of the documents filed by ARCT III with the SEC are available on ARCT’s website at www.arct-3.com.

Participants in Solicitation

ARCP, ARCT III, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP’s and ARCT III’s stockholders in respect of the proposed transaction. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on May 4, 2012, as modified by ARCP’s current report on Form 8-K filed with the SEC on October 17, 2012. Information regarding ARCT III’s directors and executive officers can be found in ARCT III’s definitive proxy statement filed with the SEC on April 25, 2012, as modified by ARCT III’s current report on Form 8-K filed with the SEC on July 13, 2012. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available on the SEC’s website and from ARCP or ARCT III, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s and ARCT III’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including FFO and AFFO, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval by ARCP’s stockholders of the issuance of ARCP common stock in connection with the merger and the approval by ARCT III’s stockholders of the merger; market volatility, unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; whether or not ARCP common stock will be included in REIT and public exchange indices; uncertainty regarding the level of demand for ARCP common stock that inclusion in such indices would generate; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in ARCP’s and ARCT III’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP and ARCT III disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Averell Withers / Jamie Moser / Matthew Sherman	Brian S. Block, EVP & CFO
Joele Frank, Wilkinson Brimmer Katcher	AR Capital, LLC
Ph: (212) 355-4449	Ph: (212) 415-6500